As filed with the Securities and Exchange Commission on May 26, 2017

Registration No. 333-175845

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
______________

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
______________

Safeguard Scientifics, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania (State or Other Jurisdiction of Incorporation or Organization)	23-1609753 (I.R.S Employer Identification No.)
170 North Radnor-Chester Road, Suite 200 Radnor, PA 19087 (Address of Principal Executive Offices, including Zip Code)
Employment Inducement Awards Consisting of Non-Qualified Stock Options Granted to Philip Moyer (Full Title of the Plan)
Brian J. Sisko Chief Operating Officer, Executive Vice President and Managing Director Safeguard Scientifics, Inc. 170 North Radnor-Chester Road, Suite 200 Radnor, PA 19087 (610) 293-0600
(Name, Address and Telephone Number, including Area Code, of Agent for Service)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definition of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☑
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 to the Form S-8 Registration Statement (Registration No. 333-175845) is being filed to deregister 85,000 shares of Common Stock that were subject to stock options issued as employment inducement grants to Philip Moyer on June 30, 2011. These stock options have expired unexercised, and the shares have not been issued and are no longer subject to outstanding awards.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Radnor, PA on May 26, 2017.

SAFEGUARD SCIENTIFICS, INC.

By:	/s/ Stephen T. Zarrilli
Stephen T. Zarrilli
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated on May 26, 2017.

Signature	Title

/s/ Stephen T. Zarrilli
Stephen T. Zarrilli	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Jeffrey B. McGroarty
Jeffrey B. McGroarty	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ Julie A. Dobson
Julie A. Dobson	Director

/s/ Stephen Fisher
Stephen Fisher	Director
/s/ George MacKenzie
George MacKenzie	Director

/s/ John J. Roberts
John J. Roberts	Director

/s/ Robert J. Rosenthal
Robert J. Rosenthal	Chairman of the Board